Contact:
Francis J. Wiatr
Chairman, President and CEO
(860) 355-7602
fwiatr@newmilbank.com

May 19, 2005	For Immediate Release

NewMil Bancorp Announces
New Stock Repurchase Program

New Milford, CT—(May 19, 2005) The Board of Directors of NewMil Bancorp, Inc. (NASDAQ/NM:NMIL) today announced that NewMil intends to repurchase another 5% of its currently issued and outstanding common stock in open market transactions, including block purchases, for general corporate purposes.

Since 1995 NewMil has successfully completed ten buy back programs totaling in excess of 1.9 million shares, including the most recently announced 5% program of April 23, 2003, which is expected to be completed in the next week.

Francis J. Wiatr, Chairman, President and CEO, said, “Our capital position and earnings are sufficient to fund near term growth expectations, thereby enabling us to continue the share repurchase program.”

NewMil Bancorp is the parent company of NewMil Bank, which has served western Connecticut since 1858, and operates 19 full-service banking offices.

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Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company’s other filings with the Securities and Exchange Commission, press releases and other communications.

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